EXHIBIT 10.1

CREDIT AGREEMENT

BY AND BETWEEN

HGF ACQUISITION, LLC

AND

KRUSE INVESTMENT COMPANY, INC

FEBRUARY 12, 2007

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Security Agreement
Exhibit C	Form of Consent to Security Agreement

i

CREDIT AGREEMENT

Dated as of February 12, 2007

HGF ACQUISITION, LLC, a Delaware limited liability company (the “Borrower”), and KRUSE INVESTMENT COMPANY, INC, a California corporation (the “Lender”), hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

“Advance” has the meaning set forth in Section 2.1.

“Affiliate” or “Affiliates” means any Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement.

“Availability” means the amount, if any, by which the Maximum Line Amount exceeds the outstanding principal balance of the Note.

“Business Day” means a day on which the Federal Reserve Bank of New York is open for business.

“Commitment” means the Lender’s commitment to make Advances to the Borrower pursuant to Article II.

“Consent to Security Interest” means the Consent to Security Interest executed by Borrower, Heartland Grain Fuels, L.P., and the other partners of Heartland Grain Fuels, L.P. substantially in the form of Exhibit C hereto, as the same may be amended from time to time.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

“Credit Facility” means the credit facility under which Advances may be made available to the Borrower by the Lender under Article II.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the date an Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Event of Default has been cured or waived.

“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to 18%.

“Director” means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

“Event of Default” has the meaning set forth in Section 6.1.

“GAAP” means generally accepted accounting principles, applied on a consistent basis.

“Interest Payment Date” has the meaning set forth in Section 2.5(a).

“Interest Rate” means 12% per annum.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means this Agreement, the Note, the Security Agreement and the Consent to Security Interest, together with every other agreement, note, document, contract or instrument to which the Borrower now or hereafter is a party and that is required by the Lender.

“Material Adverse Effect” means any of the following:

(i)           A material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower;

(ii)          A material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

(iii)         A material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents,

including a material adverse effect on the validity or enforceability of any Loan Document, or on the status, existence, perfection, priority or enforceability of any Lien securing payment or performance of the Obligations; or

(iv)         Any claim against the Borrower or overt threat of litigation which if determined adversely to the Borrower would cause the Borrower to be liable to pay an amount exceeding $200,000 or would be an event described in clauses (i), (ii) and (iii) above.

“Maturity Date” means July 1, 2007.

“Maximum Line Amount” means $5,000,000.

“Note” means the Borrower’s promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

“Obligations” means the Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document, whether now in effect or hereafter entered into.

“Officer” means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

“Owner” means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Agreement” means the Security Agreement executed by Borrower and Lender substantially in the form of Exhibit B hereto, as the same may be amended from time to time.

“Subsidiary” means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Termination Date” means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations (or the Obligations are automatically accelerated), following an Event of Default, pursuant to Section 6.2.

Section 1.2             Other Definitional Terms; Rules of Interpretation.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.  References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1             Advances.  The Lender agrees, subject to the terms and conditions of this Agreement, to make advances (“Advances”) to the Borrower from time to time after the later of (a) the date that all of the conditions set forth in Section 3.1 are satisfied and (b) February 19, 2007 to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount.  Notwithstanding the foregoing, the Lender shall make an Advance on the date hereof in the amount of $100,000 to permit Borrower to pay the fee required by Section 2.4.  The Lender shall have no obligation to make an Advance to the extent that the amount of the requested Advance exceeds Availability.  The proceeds of each Advance under this Section 2.1 shall be used to make loans to Heartland Grain Fuels, L.P., pay the fee required by Section 2.4, and to pay transaction costs and expenses.  Each Advance under this Section 2.1 shall be in an amount equal to an integral multiple of $100,000..  Borrower may only request one Advance in any period of 30 days.  The

Borrower’s obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Security Agreement.  The Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in Section 2.3.

Section 2.2             Procedures for Requesting Advances.  The Borrower shall request each Advance (other than the Advance on the date hereof to pay the fee required by Section 2.4) at least 18 days prior to the day on which the Advance is to be made.  Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender.  Such request shall specify the principal amount of the requested Advance, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower by (i) an Officer of the Borrower; or (ii) a Person designated as the Borrower’s agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent.  Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 3.2 have been satisfied as of the time of the request.  Upon fulfillment of the applicable conditions set forth in Article III, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower’s demand deposit account specified in writing by Borrower from time to time unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

Section 2.3             Interest; Principal; Default Interest Rate; Usury.

(a)          Interest.  Except as provided in Section 2.3(c), the principal amount of each Advance shall bear interest at the Interest Rate.

(b)          Principal. The principal balance of the Note shall be due and payable in full on the Termination Date, or if such day is not a Business Day, on the next succeeding Business Day.

(c)          Default Interest Rate.  At any time during any Default Period or following the Termination Date, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of any Default Period through the last day of such Default Period, or any shorter time period that the Lender may determine.  The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

(d)          Usury.  In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.  Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the

Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws.  If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender.  This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

Section 2.4             Origination Fee.  The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $100,000, due and payable upon the execution of this Agreement.

Section 2.5             Time for Interest Payments; Computation of Interest and Fees.

(a)     Time For Interest Payments.  Accrued and unpaid interest shall be due and payable on the Termination Date or if such day is not a Business Day, on the next succeeding Business Day (the “Interest Payment Date”).  Interest will accrue from the date of each Advance to the Interest Payment Date.

(b)     Computation of Interest and Fees.  Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.6             Voluntary Prepayment; Termination of the Credit Facility by the Borrower.  The Borrower may prepay the Advances in whole (but not in part) at any time.  The Borrower may terminate the Credit Facility at any time.  If the Borrower terminates the Credit Facility, all Obligations shall be immediately due and payable.

ARTICLE III

CONDITIONS OF LENDING

Section 3.1             Conditions Precedent to the Initial Advance.  The Lender’s obligation to make the initial Advance shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

(a)     This Agreement.

(b)     The Note.

(c)     The Security Agreement.

(d)     The Consent to Security Interest.

(e)     A certificate of the Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower’s Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower’s Constituent Documents, and (iii) examples of the signatures of the Borrower’s Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower’s behalf.

(f)      A current certificate issued by the Secretary of State of Delaware, certifying that the Borrower is in good standing in the State of Delaware.

(g)     Payment of the fees due under Section 2.4 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 7.5, including all legal expenses incurred through the date of this Agreement.

(h)     Such other documents as the Lender in its reasonable discretion may require.

Section 3.2             Conditions Precedent to All Advances.  The Lender’s obligation to make each Advance shall be subject to the further conditions precedent that:

(a)     the representations and warranties contained in Article IV are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b)     no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

Section 4.1             Existence and Power.  The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

Section 4.2             Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary limited liability company action and do not and will not (i) require any consent or approval of the Borrower’s Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 4.3             Legal Agreements.  This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other similar laws affecting creditors rights generally from time to time in effect and to general principles of equity.

Section 4.4             Litigation.  There are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

Section 4.5             Taxes.  The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them.  The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 4.6             Default.  The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

ARTICLE V

COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 5.1             Compliance with Laws.  The Borrower shall (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (b) use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

Section 5.2             Payment of Taxes and Other Claims.  The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral, as defined in the Security Agreement) or upon or against the creation, perfection or continuance of the Security Interest (as defined in the Security Agreement), prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 5.3             Preservation of Existence.  The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 5.4             Sale or Transfer of Assets; Suspension of Business Operations.  The Borrower will not sell, lease, assign, transfer or otherwise dispose of (a) the stock of any Subsidiary, the limited partnership interest in Heartland Grain Fuels, L.P., or the common stock of Dakota Fuels, Inc. or (b) all or a substantial part of its assets, (whether in one transaction or in a series of transactions) to any other Person, and will not liquidate, dissolve or suspend business operations.

Section 5.5             Consolidation and Merger; Asset Acquisitions.  The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; provided that Borrower may acquire additional limited partnership interests in Heartland Grain Fuels, L.P. and additional common stock in Dakota Fuels, Inc.

ARTICLE VI

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 6.1             Events of Default.  “Event of Default”, wherever used herein, means any one of the following events:

(a)             Default in the payment of any principal or interest on the loan when it becomes due and payable;

(b)            Default in the payment of any fees, costs or expenses to be paid by Borrower under this Agreement or any other Loan Document and the continuation of such default for more than 5 Business Days after written notice thereof has been given to the Borrower by Lender;

(c)             Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with) or in any other Loan Document and the continuation of such default or breach for a period of 30 calendar days after written notice thereof has been given to the Borrower by Lender;

(d)            The Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower;

(e)             A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor, and, if such petition is an involuntary petition filed against the Borrower, such involuntary petition is not dismissed within 60 days after its filing;

(f)             Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its Officers) in any Loan Document, agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

(g)            The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $500,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

(h)            A default under any bond, debenture, note or other evidence of indebtedness of the Borrower for borrowed money exceeding $500,000 in principal amount owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

(i)              The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another Person unless the Borrower is the surviving entity; or sell or attempt to sell all or substantially all of its assets, without the Lender’s prior written consent.

Section 6.2             Rights and Remedies.  During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a)             The Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

(b)            The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

(c)             The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(d)            The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(e)             The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 6.1(d) or (e), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

ARTICLE VII

MISCELLANEOUS

Section 7.1             No Waiver; Cumulative Remedies; Compliance with Laws.  No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 7.2             Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 7.3             Notices; Communication of Confidential Information; Requests for Accounting.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section.  All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II of this Agreement shall not be effective until received by the Lender.  All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by the Borrower may be compromised shall be borne exclusively by the Borrower.

Section 7.4             Further Documents.  The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 7.5             Costs and Expenses.  The Borrower shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements.

Section 7.6             Execution in Counterparts; Telefacsimile Execution.  This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 7.7             Binding Effect; Assignment; Complete Agreement; Sharing Information.  The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender’s prior written consent.  To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender.  This Agreement shall also bind all Persons who become a party to this Agreement as a borrower.  This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.  To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control.

Section 7.8             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 7.9             Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.10           Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.  The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement or the other Loan Documents; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of Minneapolis, Minnesota, County of Hennepin, Minnesota; and (iv) agree  that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Kruse Investment Company, Inc.	KRUSE INVESTMENT COMPANY, INC.
P.O. Box 1029
31120 West Street	By:	/s/ Ejnar Knudsen
Goshen, CA 93227		Name:	Ejnar Kudsen
Telecopier: 559-380-2800		Title:	EVP
Attention: Mark Labounty
e-mail:

HGF Acquisition	HGF ACQUISITION, LLC
10201 Wayzata Blvd, Suite 250
Minneapolis, MN 55305	By:	/s/ Revis L. Stephenson III
Telecopier: 763-226-2725		Name:
Attention: Revis L. Stephenson III		Title:
e-mail:rstephenson@advancedbioenergy.com

(Signature Page to Credit Agreement)

Exhibit A to Credit Agreement

PROMISSORY NOTE

$5,000,000                                                                                                                                                               February 12, 2007

                For value received, the undersigned, HGF ACQUISITION, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of KRUSE INVESTMENT COMPANY, INC., a California Corporation (the “Lender”), at its office in Goshen, California, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Credit Agreement) made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the outstanding principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit Agreement dated the same date as this Note (the “Credit Agreement”) by and between the Lender and the Borrower.  The outstanding principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

                This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.  This Note is the Note referred to in the Credit Agreement.  This Note is secured pursuant to the Security Agreement as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

                Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

HGF ACQUISITION, LLC

By:
Name:
Its: